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                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                _______________


                                    FORM 8-K

                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                         Date of Report:  June 28, 1994
                                          -------------
                       (Date of Earliest Event Reported)


                                     RPM, INC.
           ----------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)



           Ohio                      0-5132               34-6550857
- - ----------------------------     -------------        ------------------
(State or Other Jurisdiction      (Commission          (I.R.S. Employer
     of Incorporation)            File Number)        Identification No.)



         P.O. Box 777, 2628 Pearl Road, Medina, Ohio        44258
    -----------------------------------------------------------------
          (Address of Principal Executive Offices)        (Zip Code)


Registrant's telephone number, including area code  (216) 273-5090
                                                   -----------------
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Item 2.  Acquisition or Disposition of Assets.
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      On June 28, 1994, RPM, Inc., an Ohio corporation (the "Company"), acquired Rust-Oleum Corporation, an Illinois corporation ("Rust-Oleum"), through the merger (the "Merger") of the Company's wholly owned subsidiary, RPM of Illinois, Inc., an Illinois corporation ("Subsidiary"), with and into Rust-Oleum, whereby Rust-Oleum became a wholly owned subsidiary of the Company. The Merger was accomplished pursuant to an Agreement and Plan of Merger, dated May 3, 1994, and as amended as of June 24, 1994 (the "Merger Agreement"), by and among the Company, Subsidiary, Rust-Oleum, and certain principal stockholders of Rust-Oleum (the "Principal Stockholders"). A copy of the Merger Agreement is filed as an Exhibit hereto.

      Rust-Oleum manufactures, distributes and markets protective coatings and specialty chemicals, including consumer rust-preventative coatings. RPM intends to continue to use the assets acquired through the purchase of Rust-Oleum in the manner in which they were previously used by Rust-Oleum.

      As consideration for the acquisition of Rust-Oleum, the Company paid the stockholders of Rust-Oleum an aggregate of $176,500,000 in cash (the "Cash Consideration"). The consideration paid by the Company in connection with the acquisition was determined through arm's length negotiations among the parties.

      The Cash Consideration was paid to the Rust-Oleum stockholders at the closing of the Merger pursuant to an advance under a $300,000,000 three-year revolving credit facility, dated as of June 23, 1994, with National City Bank and The First National Bank of Chicago, as Co-Agents, and The Chase Manhattan Bank (National Association), as Administrative Agent (the "Credit Facility"). In addition, the Company's existing credit facility with a group of banks was terminated and approximately $47,000,000 outstanding thereunder was repaid pursuant to an advance under the Credit Facility. The total principal amount advanced under the Credit Facility currently bears interest at an average rate of 5.3% per annum. A copy of the Credit Facility is filed as an Exhibit hereto.

      There are no material relationships between Rust-Oleum and the Company or any of their affiliates, directors or officers.


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Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.
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(a)   Financial Statements of Businesses Acquired.*
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(b)   Pro Forma Financial Information.*
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

(c)   Exhibits.
      --------

Exhibit No.
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
     2.1           Agreement and Plan of Merger, dated May 3, 1994 (without
                   Exhibits and Schedules), by and among the Company, Subsidiary,
                   Rust-Oleum and the Principal Stockholders.....................

     2.1.1         First Amendment to Agreement and Plan of Merger, dated as of
                   June 24, 1994 (without Exhibits and Schedules), by and among the Company, Subsidiary, Rust-Oleum and the Principal
                   Stockholders..................................................

     23.1**        Consent of KPMG Peat Marwick..................................

     99.1          Credit Agreement, dated as of June 23, 1994, by and among the
                   Company, National City Bank and The First National Bank of
                   Chicago, as Co-Agents, and The Chase Manhattan Bank (National
                   Association), as Administrative Agent.........................

___________________

* The financial statements for Rust-Oleum for the periods specified in Rule 3-05(b) of Regulation S-X, and the pro forma financial information required pursuant to Article 11 of Regulation S-X currently are not available and will be filed as soon as is practicable, but not later than 60 days after the date that this Report is due.

**  To be filed by amendment.


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                                   SIGNATURES
                                   ----------

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            RPM, INC.


                                            Frank C. Sullivan
                                            _______________________________
                                            Frank C. Sullivan,
                                            Vice President and Chief
                                            Financial Officer


DATE:  July 12, 1994